Exhibit 99.1

SUPPORT.COM, INC. ANNOUNCES 1-FOR-3 REVERSE STOCK SPLIT; WILL BEGIN TRADING ON REVERSE SPLIT BASIS ON NASDAQ ON JANUARY 20, 2017

Redwood City, Calif. – January 13, 2017 – Support.com, Inc. (NASDAQ:SPRT), makers of Support.com® Cloud software for Support Interaction Optimization, and a leading provider of tech support and turnkey support center services, today announced that a 1-for-3 reverse stock split of its common stock will be effective at 12:01a.m.  Eastern Standard Time on Friday, January 20, 2017.  Trading of the Company’s common stock on The NASDAQ Capital Market will continue, on a post-split basis, with the opening of the markets on Friday, January 20, 2017, under the existing trading symbol “SPRT” and under new CUSIP number 86858W200.

As previously announced, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio ranging from 1-for-3 to 1-for-7 to be determined by the Board, and effected, if at all, within one year from the date of the stockholder approval. On December 9, 2016, the Board approved a 1-for-3 reverse stock split of the common stock and approved the filing of a Certificate of Amendment to the Restated Certificate of Incorporation of the Company to effectuate the reverse stock split. The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market.

As a result of the reverse stock split, every three (3) shares of the Company’s outstanding common stock will be converted into one (1) share of common stock, without any change in the par value per share. Fractional shares will not be issued as a result of the reverse stock split; instead, holders of pre-reverse stock split shares of the Company’s common stock who otherwise would have been entitled to receive a fractional share will receive a cash payment in lieu of such fractional share.

The number of issued and outstanding shares of the Company’s common stock will be reduced from approximately 55,652,323 shares to approximately 18,550,774 shares, and the number of authorized shares of common stock will be reduced from 150,000,000 shares to 50,000,000 shares. The number of authorized shares of preferred stock will remain the same. The reverse stock split will also affect the Company’s outstanding stock options and other exercisable or convertible instruments and will result in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the reverse stock split ratio.

The Company’s transfer agent, Computershare Trust Company, N.A., will act as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

The Company will post a Reverse Stock Split FAQ on its website at www.support.com.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues.

For more information, please visit http://www.support.com or follow us @support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2016 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor for Forward-Looking Statements

This document contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to stock price performance and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, market reaction to the reverse stock split and our ability to maintain and grow revenue. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Contacts

Investor Relations Contact:

Support.com
Jacob Moelter, +1-650-556-8595
Investor Relations
jacob.moelter@support.com